Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Echo Therapeutics, Inc. of our reports dated March 18, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, included in this Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
December 2, 2013